Execution Version

Exhibit 10.1

CREDIT AND SECURITY AGREEMENT

This CREDIT AND SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made effective as of January 3, 2017, between THE JOINT CORP., a Delaware corporation (“Borrower”), and TOWER 7 PARTNERSHIP LLC, an Ohio limited liability company (“Lender”).

WITNESSETH:

WHEREAS, Borrower and Lender desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrower upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, it is mutually agreed as follows:

ARTICLE I. DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of a Receivable or any part thereof and includes, without limitation, co-makers, indorsers, Guarantors, pledgors, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to make any loan to, purchase from, or investment in, any other Account Debtor or otherwise furnish assurance against loss on any Receivable.

“Affiliate” shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and “control” (including the correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” shall mean any day other than a Saturday, Sunday, federal holiday or other day on which the New York Stock Exchange is regularly closed.

“Capital Distribution” shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock or other equity interest of any Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of the Company in question) in respect of any Company’s capital stock or other equity interest.

“Change in Control” means an event or the last of a series of related events by which:

(a)       any Person directly or indirectly acquires or otherwise becomes entitled to vote stock having 51% or more of the voting power in elections for Directors; or

(b)       during any 24-month period, a majority of the members of the Board ceases to consist of Qualifying Directors. A Director shall be considered a “Qualifying Director” if he or she falls into any one of the following five categories:

(1)       a Director at the beginning of the period (“continuing Directors”); or

(2)       a Director elected to office after the start of the period by the Board with the approval of two-thirds of the incumbent continuing Directors (an “appointed Director”); or

(3)       a Director elected to office after the start of the period by the Company’s stockholders following nomination for election by the Board with the approval of two-thirds of the incumbent continuing and appointed Directors (an “elected Director”); or

(4)       a Director elected to office after the start of the period by the Board with the approval of two-thirds of the incumbent continuing, appointed and elected Directors; or

(5)       a Director elected to office after the start of the period by the Company’s stockholders following nomination for election by the Board with the approval of two-thirds of the incumbent continuing, appointed and elected Directors; or

(c)       the Company merges or consolidates with another corporation, and holders of outstanding shares of the Company’s common stock immediately prior to the merger or consolidation do not own stock in the survivor of the merger or consolidation having more than 51% of the voting power in elections for Directors; or

(d)       the Company sells all or a substantial portion of the consolidated assets of the Company and its Subsidiaries, and the Company does not own stock in the purchaser having more than 51% of the voting power in elections for Directors.

As used in this definition, a “Person” means any “person” as that term is used in sections 13(d) and 14(d) of the Exchange Act, together with all of that person’s “affiliates” and “associates” as those terms are defined in Rule 12b-2 under the Exchange Act.

“Closing Date” shall mean the effective date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

“Collateral” shall have the meaning ascribed thereto in Section 6.1.

“Company” shall mean Borrower or a Subsidiary.

“Companies” shall mean Borrower and all Subsidiaries.

“Controlled Group” shall mean a Company and each Person required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

“Debt” shall mean, collectively, (a) all Indebtedness incurred by Borrower to Lender pursuant to this Agreement and includes the principal of and interest on the Note; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the commitment and other fees and any prepayment fees payable hereunder; (d) every other liability, now or hereafter owing to Lender or any affiliate of Lender by Borrower, and includes, without limitation, every liability, whether owing by only Borrower or by Borrower with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of law, whether incurred directly to Lender (or any affiliate thereof) or acquired by Lender (or any affiliate thereof) by purchase, pledge or otherwise and whether participated to or from Lender (or any affiliate thereof) in whole or in part; and (e) all Related Expenses.

“Default” shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default, and that has not been waived by Lender in writing.

“Default Rate” shall mean a rate per annum equal 5% in excess of the applicable rate then in effect.

“Environmental Laws” shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, and orders applicable to any Company’s operations promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of Hazardous Substances into, the environment.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

“ERISA Event” shall mean (a) the existence of any condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) a Controlled Group member has engaged in a non-exempt “prohibited transaction” (as defined under ERISA Section 406 or Code Section 4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) a Reportable Event has occurred with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) a Controlled Group member has withdrawn from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) a Multiemployer Plan is in or is likely to be in reorganization under ERISA Section 4241; (g) an ERISA Plan established or maintained by a Company (and any related trust) that is intended to be qualified under Code Sections 401 and 501 fails to be so qualified or any “cash or deferred arrangement” under any such ERISA Plan fails to meet the requirements of Code Section 401(k), in any material respect; (h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan; (i) a Controlled Group member or an ERISA Plan fails to satisfy any requirements of law applicable to an ERISA Plan that would reasonably be expected to result in a material liability of a Company under Section 5.6 hereof; (j) a claim, action, suit, audit or investigation is pending or threatened with respect to an ERISA Plan that would reasonably be expected to result in a material liability of a Company under Section 5.6 hereof, other than a routine claim for benefits; or (k) a Controlled Group member incurs or is expected to incur any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.

“ERISA Plan” shall mean an “employee benefit plan” (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

“Event of Default” shall mean an event or condition that constitutes an event of default as defined in Article VIII hereof.

“Financial Officer” shall mean any of the following officers: chief executive officer, president or chief financial officer.

“Fiscal Quarter” shall mean each consecutive three month period ending on any of the following dates: March 31, June 30, September 30 and December 31, respectively.

“Fiscal Year” shall mean each consecutive twelve-month period ending on December 31.

“GAAP” shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower.

“Guarantor” shall mean a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

“Hazardous Substance” shall mean any flammable explosives, radioactive materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including but not limited to waste petroleum), hazardous materials, hazardous wastes, chemicals, pollutants, contaminants and other hazardous or toxic substances.

“Indebtedness” shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all synthetic leases, (e) all lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (f) all obligations of such Company with respect to asset securitization financing programs to the extent that there is recourse against such Company or such Company is liable (contingent or otherwise) under any such program, (g) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (h) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

“Intellectual Property” shall mean any copyright, any copyright license, any patent, any patent license, any trademark, any trademark license, any customer list, any trade secret, any confidential or proprietary information, any invention (whether or not patented or patentable), any technical information, procedure, design, knowledge, know-how, skill, expertise, experience, process, model, drawing, or record, and any work (whether or not copyrighted or copyrightable).

“Lien” shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property (real or personal) or asset.

“Loan Documents” shall mean this Agreement, the Note, each UCC financing statement prepared in connection herewith and any other documents delivered pursuant, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property or financial condition of Borrower and its Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Lender hereunder or thereunder.

“Minimum Interest Amount” shall mean an amount equal to $200,000.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor to such company.

“Multiemployer Plan” shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

“Note” shall mean the Revolving Credit Note of Borrower in the form of Exhibit A hereto, as the foregoing may from time to time be amended, restated or otherwise modified or replaced.

“Obligor” shall mean (a) a Person whose credit or any of whose property is pledged to the payment of any portion of the Debt and includes, without limitation, any Guarantor, and (b) any signatory to a Related Writing.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or its successor.

“Pension Plan” shall mean an ERISA Plan that is a “pension plan” (within the meaning of ERISA Section 3(2)).

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

“Proceeds” shall mean (a) whatever is received or receivable upon sale, lease, license, exchange, or other disposition of any Collateral or any Proceeds, whether directly or indirectly (b) whatever is collected on, or distributed on account of, any Collateral or any Proceeds, whether directly or indirectly, (c) rights arising out of any Collateral or any Proceeds, whether directly or indirectly, (d) to the extent of the value of Collateral or any Proceeds, claims arising out of the loss, nonconformity, interference with the use of, infringement of rights in, defects, or damage to, the Collateral or any Proceeds, directly or indirectly, or (e) to the extent of the value of Collateral or any Proceeds and to the extent payable to any Person who shall have granted Lender a security interest in such Collateral or Proceeds, insurance by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, any Collateral or any Proceeds, directly or indirectly.

“Products” shall mean property directly or indirectly resulting from any manufacturing, processing, assembling, or commingling of any goods.

“Receivable” shall mean any claim for or right to payment, however arising, whether classified as an Account, a Deposit Account, Investment Property, a Letter of Credit Right, a Payment Intangible, a Supporting Obligation, or otherwise, whether contingent or fixed, whether or not evidenced by any writing or other record, and, if so evidenced, whether evidenced by one or more certificated securities, any Chattel Paper, one or more Instruments, any letter of credit, or otherwise.

“Related Expenses” shall mean any and all out-of-pocket reasonable costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys’ fees, legal expenses, judgments, suits, and disbursements) (a) incurred by, imposed upon, or asserted against, Lender in any attempt by Lender to (i) obtain, preserve, perfect, or enforce any security interest evidenced by this Agreement or any Related Writing; (ii) obtain payment, performance, and observance of any and all of the Debt; or (iii) maintain, insure, audit, collect, preserve, repossess, and dispose of any of the Collateral securing the Debt or any thereof, including, without limitation, costs and expenses for appraisals, assessments, field examinations, site visits and audits of Borrower or any such Collateral; or (b) incidental or related to (a) above, including, without limitation, interest thereupon at the Default Rate.

“Related Writing” shall mean each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, pledge agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrower, any Subsidiary or any Obligor, or any of their respective officers, to Lender pursuant to or otherwise in connection with this Agreement.

“Reportable Event” shall mean a reportable event as that term is defined in Title IV of ERISA, with respect to which notice is required to be provided to the PBGC.

“Restricted Payments” shall mean with respect to any Company (a) any dividend or other distribution of assets, properties, cash, rights, obligations or securities, direct or indirect, on account of any shares of any class of capital stock, other equity interests of such Company, or on account of any Indebtedness other than the Debt and any Indebtedness existing as of the date hereof and reflected on the Company’s financial statements; or (b) any amount paid in redemption, repurchase, retirement, direct or indirect, of (i) any shares of any class of capital stock or other equity interests; or (ii) any warrants, options or other rights to acquire any shares of any class of capital stock or other equity interests of such Company.

“Revolving Credit Commitment” shall mean the obligation hereunder of Lender, during the Revolving Credit Commitment Period, to make Revolving Loans, up to an aggregate principal amount outstanding at any time equal to $5,000,000.

“Revolving Credit Commitment Period” shall mean the period from the Closing Date to December __, 2019 or such earlier date on which the Revolving Credit Commitment shall have been terminated pursuant to Article IX hereof.

“Revolving Credit Exposure” shall mean, at any time, the aggregate principal amount of all Revolving Loans outstanding.

“Revolving Loan” shall mean a loan granted to Borrower by Lender in accordance with Section 2.1 hereof.

“Securities Account” shall mean an account to which a financial asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the financial asset.

“Securities Filings” shall mean the Company’s quarterly reports on form 10-Q and its Annual Report on Form 10-K, as filed with the United States Securities and Exchange Commission.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., or any successor to such company.

“State” shall mean a State of the United States, the District of Columbia, Puerto Rico, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States.

“Subsidiary” of Borrower or any of its Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereof.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of Ohio; provided, however, that if by reason of any mandatory provisions of law, any or all of the attachment, perfection, or priority of Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, then, and in each such case, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the attachment, perfection, or priority of Lender’s security interest in such Collateral. Except as otherwise specified in this Agreement or any other Loan Document, the UCC “as in effect” in the State of Ohio or any other jurisdiction shall mean the UCC as in effect from time to time in the State of Ohio or such other jurisdiction.

“Voting Power” shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Welfare Plan” shall mean an ERISA Plan that is a “welfare plan” within the meaning of ERISA Section 3 (l).

Each term defined in the singular in this Agreement shall have the same meaning when used in the plural and each term defined in the plural in this Agreement shall have the same meaning when used in the singular. Except as otherwise defined in this Agreement, or unless the context otherwise requires, each term that is used in this Agreement and that is defined in Article 9 of the UCC shall have, for purposes of this Agreement and the other Related Writings, the meaning ascribed to that term in such Article. Except as otherwise defined in this Agreement, or unless the context otherwise requires, each accounting term that is used in this Agreement and that is defined by GAAP shall have, for purposes of this Agreement and the other Related Writings, the meaning ascribed to that term by GAAP.

ARTICLE II. AMOUNT AND TERMS OF CREDIT

SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, Lender shall make Revolving Loans to Borrower at the request of Borrower, in such aggregate amount as Borrower shall request pursuant to the Revolving Credit Commitment; provided, however, that in no event shall the aggregate principal amount of all Revolving Loans outstanding under this Agreement be in excess of the Revolving Credit Commitment.

The Revolving Loans may be made as follows:

Subject to the terms and conditions of this Agreement, during the Revolving Credit Commitment Period, Lender shall make a Revolving Loan or Revolving Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Credit Commitment. Such Revolving Loans shall be made by wire transfer of immediately available funds within two business days of Borrower’s delivery to Lender of a request for a Revolving Loan in compliance with this Agreement.

Borrower shall pay interest on the unpaid principal amount of each Revolving Loan outstanding from time to time, from the date thereof until paid, at a rate equal to 10% per annum; provided, however, that the minimum amount of interest paid in the aggregate on all Revolving Loans shall be equal to the Minimum Interest Amount (or the maximum amount thereof permitted under Ohio Revised Code § 1343.01). Interest on the Revolving Loans shall be payable on the last day of each Fiscal Quarter in an amount equal to, at Borrower’s election, the greater of either (a) part of the then due and outstanding interest or (b) $25,000; provided, that any amount of interest due and payable on the last day of a Fiscal Quarter that is not paid in full at such time shall be automatically added to the outstanding principal amount of the Revolving Loans.

The obligation of Borrower to repay the Revolving Loans made by Lender and to pay interest thereon shall be evidenced by the Note. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1 to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Revolving Credit Commitment Period. Unless otherwise accelerated pursuant to the terms and conditions set forth herein all principal and interest in respect of the Revolving Loans is due and payable upon the expiration of the Revolving Credit Commitment Period.

SECTION 2.2. CONDITIONS TO REVOLVING LOANS. The obligation of Lender to make a Revolving Loan is conditioned, in the case of each borrowing hereunder, upon:

(a)       all conditions precedent as listed in Article IV hereof shall have been satisfied;

(b)       receipt by Lender of notice of loan, such notice in form and substance reasonably satisfactory to Lender, such notice to be received two (2) Business Days prior to the proposed date of borrowing;

(c)       Borrower’s request for a Revolving Loan shall be in increments of $100,000;

(d)       the fact that no Default or Event of Default shall then exist or immediately after the making of the Revolving Loan would exist; and

(e)       the fact that each of the representations and warranties contained in Article VII hereof shall be true and correct in all material respects (with regard to representations and warranties that are not otherwise qualified with a materiality standard) with the same force and effect as if made on and as of the date of the making of such Revolving Loan, except to the extent that any thereof expressly relate to an earlier date.

Each request by Borrower for the making of a Revolving Loan shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the facts specified in (d) and (e) above.

SECTION 2.3. PAYMENT ON NOTE, ETC. All payments of principal, interest and fees shall be made to Lender in immediately available funds. Lender shall record (a) any principal, interest or other payment, and (b) the principal amount of the Revolving Loans and all prepayments thereof and the applicable dates with respect thereto, by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower’s obligations under the Note. The aggregate unpaid amount of Revolving Loans set forth on the records of Lender shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on the Note. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on the Note.

SECTION 2.4. PREPAYMENT. Borrower shall have the right at any time or from time to time to prepay all or any part of the principal amount of the Note then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment, without any penalty or fee; provided, however, that upon a payment in full of the principal amount of the Note in connection with the termination or expiration of this Agreement, the amount of interest due shall be no less than the Minimum Interest Amount minus all amounts of interest paid to the date of such payment in full (or the maximum amount thereof permitted under Ohio Revised Code § 1343.01). Borrower shall give Lender notice of prepayment of any Revolving Loan not later than 1:00 P.M. (Cleveland, Ohio time) three (3) Business Days before the Business Day on which such prepayment is to be made.

SECTION 2.5. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. Interest on Revolving Loans, Related Expenses and fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed with the number of days elapsed not to exceed thirty (30) days for any month. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder and be continuing and except in connection with an Event of Default under Section 8.11, after notice from Lender, the principal of the Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

SECTION 2.6. MANDATORY PAYMENT. If the Revolving Credit Exposure at any time exceeds the Revolving Credit Commitment, Borrower shall, as promptly as practicable, prepay an aggregate principal amount of the Revolving Loans sufficient to bring the aggregate outstanding principal amount of all Revolving within the Revolving Credit Commitment.

ARTICLE III. [Reserved]

ARTICLE IV. CONDITIONS PRECEDENT

The obligation of Lender to make the first Revolving Loan is subject to Borrower satisfying each of the following conditions:

SECTION 4.1. NOTE. Borrower shall have executed and delivered to Lender the Note.

SECTION 4.2. OFFICER’S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Borrower shall have delivered to, an officer’s certificate certifying the names of the officers of Borrower authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (a) the resolutions of the directors or managers of Borrower, evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which it is a party, (b) the articles of incorporation and all amendments thereto of Borrower having been certified, not more than ten (10) days prior to the date of this Agreement, by the Secretary of State of the jurisdiction under which Borrower shall have been formed, and (c) the by-laws or operating agreement of Borrower and all amendments thereto.

SECTION 4.3. GOOD STANDING CERTIFICATES. Borrower shall have delivered to Lender a good standing certificate (or equivalent) for Borrower, issued on or about the Closing Date by the Secretary of State in the state(s) where Borrower is formed or qualified as a foreign entity.

SECTION 4.4. LEGAL FEES. Borrower shall have paid to Lender on the Closing Date all legal fees and expenses of Lender, up to $10,000, in connection with the preparation and negotiation of the Loan Documents.

SECTION 4.5. SECURITY DOCUMENTS, FINANCING STATEMENTS AND LIEN SEARCHES. With respect to the property owned or leased by Borrower and any other property securing the Debt, Borrower shall have caused to be delivered to Lender (a) UCC financing statements satisfactory to Lender for Borrower (the “Financing Statements”); (b) the results of UCC lien searches for Borrower, satisfactory to Lender; and (c) the results of federal and state tax lien and judicial lien searches for Borrower, satisfactory to Lender.

SECTION 4.6. INSURANCE CERTIFICATE. Borrower shall have delivered to Lender evidence of insurance on ACORD 27 form, and otherwise satisfactory to Lender, of adequate personal property and liability insurance of Borrower, with Lender listed as loss payee and additional insured.

SECTION 4.7. TERMINATION OF OTHER INDEBTEDNESS. Simultaneously with the closing of this transaction, Borrower shall have (a) terminated or otherwise provided evidence to the satisfaction of Lender that the obligations of Borrower under any existing loan facilities have been paid and discharged, and that the related indebtedness or other agreements have been released, and (b) all of the Liens on any of the Collateral securing any such agreements shall have been terminated, if any.

SECTION 4.8. MISCELLANEOUS. Borrower shall have provided to Lender such other items and shall have satisfied such other conditions as may be reasonably required by Lender.

ARTICLE V. COVENANTS

Borrower agrees that so long as the Revolving Credit Commitment remains in effect and thereafter until all of the Debt shall have been paid in full, Borrower shall perform and observe, and shall cause each other Company to perform and observe, each of the following provisions:

SECTION 5.1. INSURANCE. Each Company shall at all times maintain insurance upon its Inventory, Equipment and other personal and real property, and business interruption insurance, each in such form, written by such companies, in such amounts, for such period, and against such risks as are reasonable and customary in each Company’s respective industry, with provisions reasonably satisfactory to Lender for payment of all losses thereunder to Lender and such Company as their interests may appear (loss payable and additional insured endorsement in favor of Lender), and, if required by Lender, Borrower shall deposit certificates evidencing such policies with Lender. Any such policies of insurance shall provide that the insurer shall endeavor to give no fewer than thirty (30) days prior written notice of cancellation to Lender. Any sums received by Lender in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of Lender, be applied upon any Debt whether or not the same is then due and payable, or may be delivered to Borrower for the purpose of replacing, repairing, or restoring the insured property; provided, however, that so long as no Default or Event of Default has occurred and is continuing, and the insurable loss is less than $50,000, such Company shall be permitted to use such insurance proceeds to repair or replace any assets damaged or destroyed in such insurable loss. Lender is hereby authorized to act as attorney-in-fact for Borrower in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts for losses in excess of $50,000. In the event of failure to provide such insurance as herein provided, Lender may, at its option, provide such insurance and Borrower shall pay to Lender, upon demand, the cost thereof. Should Borrower fail to pay such sum to Lender upon demand, interest shall accrue thereon at the Default Rate. Borrower shall furnish to Lender such information about any Company’s insurance as Lender may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to Lender and certified by a Financial Officer of Borrower.

SECTION 5.2. MONEY OBLIGATIONS. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of its other material obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with GAAP) before such payment becomes overdue.

SECTION 5.3. FINANCIAL STATEMENTS. Borrower shall furnish to Lender:

(a)       within forty-five (45) days after the end of each Fiscal Quarter, balance sheets and cash flow statements of Borrower as of the end of such period and statements of income (loss) and shareholders’ equity for the Fiscal Quarter and Fiscal Year to date periods, all prepared on a consolidated and consolidating basis and in accordance with GAAP, other than the lack of normal and routine year-end adjustments, and resultant adjustments from opening balance sheet finalization and there being no footnotes, and in form and detail reasonably satisfactory to Lender and certified by a Financial Officer of Borrower, together with a certificate of such officer setting forth the Defaults and Events of Default coming to such Financial Officer’s attention or, if none, a statement to that effect;

(b)       within one hundred twenty (120) days after the end of each Fiscal Year of Borrower, an annual audited report of Borrower for that year prepared on a consolidated and consolidating basis in accordance with GAAP, and in form and detail reasonably satisfactory to Lender and certified by an independent public accountants reasonably satisfactory to Lender, which report shall include balance sheets, statements of income (loss), shareholders’ equity and cash-flow for that period; and

(c)       within ten (10) days of Lender’s written request, such other information about the financial condition, properties and operations of any Company as Lender may from time to time reasonably request, which information shall be submitted in form and detail reasonably satisfactory to Lender and certified by a Financial Officer of the Company or Companies in question.

SECTION 5.4. FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (prior to the occurrence and continuation of an Event of Default, only during normal business hours and upon reasonable notice to such Company) permit Lender to examine that Company’s books and records and to make excerpts therefrom and transcripts thereof.

SECTION 5.5. FRANCHISES. Each Company shall preserve and maintain at all times its existence, rights and necessary franchises.

SECTION 5.6. ERISA COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrower shall furnish to Lender (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, (b) promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each ERISA Plan established or maintained by such Company for each plan year, including (i) where required by law, a statement of assets and liabilities of such ERISA Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by an independent public accountant reasonably satisfactory to Lender, and (ii) an actuarial statement of such ERISA Plan applicable to such plan year, certified by an enrolled actuary of recognized standing reasonably acceptable to Lender, and (c) promptly after receipt thereof, a copy of any notice such Company, or any member of the Controlled Group, may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrower shall promptly notify Lender of any material taxes assessed, proposed to be assessed or which Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section “material” means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of the net worth of Borrower. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that an ERISA Event has occurred that presents a risk of the imposition of a liability on a Company or of the imposition of a Lien on the assets of a Company, such Company shall provide Lender with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of Lender, deliver or cause to be delivered to Lender true and correct copies of any document relating to the ERISA Plan of any Company.

SECTION 5.7. [RESERVED]

SECTION 5.8. BORROWING. No Company shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section shall not apply to (a) the Revolving Loans or any other Indebtedness to Lender or any affiliate of Lender; (b) any capital lease or loan entered into by Borrower and any third party (other than Lender or an affiliate of Lender) in connection with a capital lease or purchase of personal property, so long as the aggregate principal amount of all such capital leases and loans entered into during any Fiscal Year of Borrower does not exceed $100,000 at any time outstanding; and (c) any Indebtedness created as a result of changes to GAAP accounting guidance regarding the recognition of liabilities for operating leases.

SECTION 5.9. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

(a)       Liens for taxes, assessments, fees and other governmental charges, and for claims, the payment of which is not at the time required by Section 5.2 hereof;

(b)       statutory Liens of landlords and liens of carriers, warehousemen, mechanics, repairmen and materialmen incurred in the ordinary course of business for sums not yet due or, if due, the payment of which is not at the time required by Section 5.2 hereof;

(c)       any Lien securing Indebtedness incurred to Lender or any affiliate of Lender;

(d)       Liens granted in connection with Section 5.8(b);

(e)       Liens (other than any lien created by section 4068 of ERISA and securing an obligation of any employer or employers which is delinquent) incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, payment and performance bonds, return-of-money bonds and other similar obligations (not incurred in connection with the borrowing of money or the obtaining of advances or credits to finance the purchase price of property);

(f)       any attachment or judgment Lien, provided that the claims secured thereby, together with all other claims secured by any attachment or judgment lien, do not exceed $25,000, the execution or other enforcement of all such claims is effectively stayed, such claims are being actively contested in good faith by appropriate proceedings and the Companies shall have established on their books such reserves or other appropriate provisions, if any, as shall be required by GAAP and shall have furnished such security, if any, as shall have been required for such proceedings;

(g)       easements, rights-of-way, restrictions and other Liens incurred, and leases and subleases (including oil and gas leases and subleases), timber rights and other similar rights granted to others in the ordinary course of business (but not incurred or granted in connection with the borrowing of money or the obtaining of advances or credits to finance the purchase price of property) and not, individually or in the aggregate, materially interfering with the use (actual or proposed) made or to be made of the properties and assets of Borrower, or materially detracting from the value thereof; or

(h)       other Liens which are incidental to the conduct of the Companies’ business or the ownership of its property and assets and which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially impair the use of such properties and assets in the operation of the Companies’ business.

No Company shall enter into any contract or agreement that would prohibit Lender from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company except for Liens securing Indebtedness of the type permitted by Section 5.8(d).

SECTION 5.10. REGULATIONS U AND X. No Company shall take any action that would result in any non-compliance of the Revolving Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.

SECTION 5.11. INVESTMENTS AND LOANS. Without the prior written consent of Lender, no Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any indebtedness other than under guarantees of the Indebtedness of the Companies permitted pursuant to the terms of this Agreement; provided, that this Section shall not apply to (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business; (ii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System; (iii) any investment in commercial paper or securities that at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody’s or Standard & Poor’s; (iv) the holding of Subsidiaries listed on Schedule 7.1 hereto; (v) any advance or loan to an officer or employee of a Company in the ordinary course of such Company’s business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of $50,000 at any time outstanding; (vi) extensions of trade credit in the ordinary course of business; or (vii) advances made in the ordinary course of business to professional corporations that operate clinics managed by the Company, for working capital and the payment of management fees to the Company.

SECTION 5.12. MERGER; ACQUISITION AND SALE OF ASSETS. No Company shall (a) merge or consolidate with any other Person, (b) sell, lease or transfer, or otherwise dispose of all or a substantial part of its assets to any Person (except for sales, transfers and other dispositions of obsolete or surplus Equipment, vehicles and other assets in the ordinary course of business, Equipment and Inventory which has been damaged and for which insurance proceeds have been received pursuant to Section 5.1 hereof, and sales of Inventory in the ordinary course of business), or (c) acquire substantially all of the assets or stock of any Person.

SECTION 5.13. NOTICE. Borrower shall cause a Financial Officer of Borrower to promptly notify Lender whenever any Default or Event of Default is likely to occur hereunder or whenever any representation or warranty made in Article VII hereof or elsewhere in this Agreement or in any Related Writing is likely to for any reason cease in any material respect to be true and complete.

SECTION 5.14. ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Borrower shall furnish to Lender, promptly after receipt thereof, a copy of any written notice any Company may receive from any governmental authority or private Person that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, that would reasonably be expected to result in a Material Adverse Effect. As used in this Section, “litigation or proceeding” means any demand, claim, written notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person. Borrower shall defend, indemnify and hold Lender harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including reasonable attorneys’ fees) arising out of or resulting from the violation by any Company of any Environmental Law. Such indemnification shall survive any termination of this Agreement.

SECTION 5.15. AFFILIATE TRANSACTIONS. Other than as permitted under Sections 5.8, 5.11 and 5.17 hereof, no Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate.

SECTION 5.16. ENTITY NAMES AND LOCATION OF COLLATERAL. No Company shall change its entity name, unless, in each case, such Company shall provide Lender with at least thirty (30) days prior written notice thereof. Borrower shall provide Lender with at least thirty (30) days prior written notification of (a) any change in the location of the office where any Company’s records pertaining to its Receivables are kept; (b) the location of any new places of business and the changing or closing of any of its existing places of business; and (c) any change in any Company’s chief executive office. In the event of any of the foregoing, Lender is hereby authorized to file, new UCC financing statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate to perfect or continue perfected Lender’s security interest in the Collateral, based upon such new places of business or names, and Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall immediately reimburse Lender therefor if Lender pays the same. Such amounts shall be Related Expenses hereunder.

SECTION 5.17. RESTRICTED PAYMENTS/CAPITAL DISTRIBUTIONS. The Companies shall not pay or commit themselves to pay any Restricted Payments or Capital Distributions at any time; provided that (a) Borrower may make Capital Distributions to its shareholders to enable such members to pay federal, State and local income taxes on their respective allocable units of taxable income of Borrower at such times and from time to time as will enable such members to comply with estimated tax payment requirements of the federal, State and local tax authorities and (b) provided no Event of Default has occurred and is continuing, or an Event of Default would be caused by making such Capital Distributions, Borrower may make Capital Distributions to its shareholders.

SECTION 5.18. AMENDMENT OF ENTITY GOVERNING DOCUMENTS. No Company shall amend its articles of incorporation, by-laws or equivalent documents without the prior written consent of Lender, if such change would materially adversely affect the rights of Lender.

SECTION 5.19. COLLATERAL. Borrower shall:

(a)       at all reasonable times allow Lender by or through any of its officers, agents, employees, attorneys, or accountants to (i) examine, inspect, and make extracts from Borrower’s books and other records, including, without limitation, the tax returns of Borrower; (ii) arrange for verification of Borrower’s Accounts, under reasonable procedures, directly with Account Debtors or by other methods; and (iii) examine and inspect Borrower’s Inventory and Equipment, wherever located;

(b)       promptly furnish to Lender upon reasonable request (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of Borrower’s Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as Lender may reasonably request;

(c) notify Lender in writing immediately upon the creation of any individual Accounts with respect to which the Account Debtor is the United States of America or any state, city, county or other governmental authority or any department, agency or instrumentality of any of them, or any foreign government or instrumentality thereof or any business that is located in a foreign country;

(d)        immediately notify Lender in writing of any information which Borrower has or may receive with respect to the Collateral that might in any manner materially and adversely affect the value thereof or the rights of Lender with respect thereto;

(e)       maintain the Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved (except that the Companies may sell, transfer or dispose of obsolete or surplus Equipment, and Equipment which is replaced with comparably functioning Equipment), and promptly inform Lender of any material additions to or deletions from the Equipment; and

(f)        not sell any Inventory on consignment or acquire or possess any Inventory on consignment.

If Borrower fails to keep and maintain the Equipment in good operating condition (ordinary wear and tear excepted), Lender may (but shall not be required to) reasonably maintain or repair all or any part of the Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to Lender upon demand therefor; Lender may, at its option, debit Related Expenses directly to the Note.

SECTION 5.20. FURTHER ASSURANCE. Borrower will, at no expense to Lender, make and do all such reasonable acts and things (including, without limitation, the delivery to Lender of any Chattel Paper, Document, Instrument, or other writing or record of any kind the possession of which perfects a security interest therein, and the taking of any action necessary to give Lender control of any Chattel Paper, Deposit Account, Investment Property, or Letter of Credit Rights the control of which perfects a security interest therein) as Lender may from time to time reasonably require for the better evidencing, perfection, protection, or validation of, or realization of the benefits of, its security interest in the Collateral of Borrower. Without limiting the generality of the foregoing, Borrower will, at no expense to Lender, upon each request of Lender,

(i)       complete, correct, amend, continue, supplement, sign (or otherwise authenticate if Lender shall so require), and file in such public offices as Lender may from time to time deem advisable, such financing statements and amendments thereto (including, without limitation, continuation statements) naming Borrower as debtor and containing such collateral indications (including, by way of example, but without limitation, “all assets in which debtor now has or hereafter acquires any rights or any power to transfer rights” or “all personal property and fixtures in which debtor now has or hereafter acquires any rights or any power to transfer rights”) and other information (including, without limitation, if Lender shall require, a statement to the effect that all chattel paper and each and every instrument in which Borrower has or at any time acquires any rights or any power to transfer rights has been assigned to Lender, and any further assignment of all or any part of any such chattel paper or instrument or any interest therein violates the rights of Lender) as Lender may from time to time require,

(ii)       sign (or otherwise authenticate if Lender shall so require) and deliver, and, upon each request of Lender, cause third parties to sign (or otherwise authenticate if Lender shall so require) and deliver, such affidavits, assignments, financing statements, endorsements of specific items of the Collateral of Borrower, mortgages, powers of attorney, control agreements, security agreements, and other writings and other records, as Lender may from time to time require, each in form and substance reasonably satisfactory to Lender, including, without limitation, short-form motor vehicle security agreements in the form and substance as Lender shall reasonably require,

(iii)       cause all Chattel Paper and Instruments in which Borrower now has or hereafter acquires any rights to bear a conspicuous legend, in form and substance reasonably satisfactory to Lender, indicating that the Chattel Paper or Instrument, as the case may be, has been assigned to Lender and that further assignment thereof violates the rights of Lender,

(iv)       cause all applicable certificates of title (in the case of any motor vehicle or other chattel in which Lender has been granted a security interest by Borrower and which is subject to any certificate of title law) for a motor vehicle or other chattel to be duly noted with Lender’s security interest and to be deposited with Lender, and (v) comply with every other requirement deemed reasonably necessary by Lender for the perfection of its security interest in the Collateral of Borrower.

Borrower hereby authorizes Lender to file financing statements with respect to the Collateral. Borrower hereby authorizes Lender or Lender’s designated agent (but without obligation by Lender to do so) to make and do all such acts and things referred to in this Section 5.20, and to incur Related Expenses (whether prior to, upon, or subsequent to any Default or Event of Default), and Borrower shall promptly repay, reimburse, and indemnify Lender for any and all Related Expenses. All Related Expenses are payable to Lender upon demand therefor; Lender may, at its option, debit Related Expenses directly to the Note.

ARTICLE VI. SECURITY

SECTION 6.1. SECURITY INTEREST IN COLLATERAL. In consideration of and as security for the full and complete payment of all of the Debt, Borrower hereby creates and provides for in favor of Lender, and grants to Lender, a security interest in and an assignment of the Collateral of Borrower. The “Collateral” of Borrower shall mean, collectively,

(a)       all Accounts, all Chattel Paper, all Deposit Accounts, all Documents, all Equipment, all fixtures, all General Intangibles, all Instruments, all Inventory, all Investment Property, all letters of credit, all Letter of Credit Rights, all Receivables, and all Supporting Obligations in which Borrower now has or hereafter acquires any rights or any power to transfer rights;

(b)       all Commercial Tort Claims in which Borrower now has rights or any power to transfer rights and which are described on Schedule 7.4 hereto;

(c)       all property, tangible or intangible, in which Borrower now has or hereafter acquires any rights or any power to transfer rights and which now or hereafter is in the control (by Document or otherwise) or possession of Lender or is owed by Lender to Borrower, including, without limitation, any Deposit Accounts; and

(d)       all accessions to and Products of all or any part of the goods hereinbefore described, all replacements and substitutions for, and all additions to, and all Proceeds of, all or any part of the property described in the foregoing clauses (a), (b), and (c) or any other accessions, Products, replacements, substitutions, additions, or Proceeds in which Borrower now has or hereafter acquires any rights or any power to transfer rights.

SECTION 6.2. AFTER-ACQUIRED PROPERTY. As to any property that would be included among the Collateral of Borrower on the date hereof but for the fact that such property does not presently exist or the fact that Borrower does not presently have any rights in such property or any power to transfer rights therein, such property shall be included among the Collateral of Borrower, and Lender’s security interest in such property shall automatically attach thereto, immediately when such property comes into existence and Borrower acquires any rights therein or any rights to transfer rights therein, in each case without the making or doing of any further or other act or thing. If, at any time after the date hereof, Borrower shall acquire any rights or any power to transfer rights in any Commercial Tort Claim, or if the UCC shall be amended to include within its scope any property that, prior to giving effect to such amendment, would not be included among the Collateral of Borrower, then, and in each such case, Borrower shall forthwith notify Lender and shall execute and deliver to Lender (or otherwise authenticate if Lender shall require) such security agreements and other writings or records as Lender shall require, each in form and substance reasonably satisfactory to Lender, for the purpose of granting in favor of Lender, as security for the Debt, a perfected first priority security interest in and assignment of such Commercial Tort Claim or other property and all proceeds thereof, free and clear of any Lien other than any in favor of Lender. Upon the granting of such security interest, such Commercial Tort Claim or other property, as the case may be, and all Proceeds thereof shall be deemed to be included among the Collateral of Borrower. Borrower shall not open any Commodity Account, Deposit Account, or Securities Account, unless, prior to or concurrently with the opening thereof, Borrower and the Person by which or with which such Commodity Account, Deposit Account or Securities Account, as the case may be, is to be maintained shall have entered into a control agreement in form and substance reasonably satisfactory to Lender.

SECTION 6.3. COLLECTIONS AND RECEIPT OF PROCEEDS BY BORROWER. (a) Prior to exercise by Lender of its rights under Article IX of this Agreement, both (i) the lawful collection and enforcement of all of Borrower’s Receivables, and (ii) the lawful receipt and retention by Borrower of all Proceeds of all of Borrower’s Receivables and Inventory shall be as the agent of Lender. Upon the exercise by Lender of its rights under Article IX of this Agreement and Borrower’s receipt of written notice thereof from Lender, Borrower shall not commingle such collections or Proceeds with any of Borrower’s other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for Lender.

Lender shall at all times have the rights and remedies of a secured party under the UCC, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other writing executed by Borrower or otherwise provided by law. Lender, or Lender’s designated agent, is hereby constituted and appointed Borrower’s attorney-in-fact with authority and power to endorse any and all instruments, documents, and chattel paper upon Borrower’s failure to do so. Such authority and power, being coupled with an interest, shall be (a) irrevocable until all of the Debt is paid, (b) exercisable by Lender at any time and without any request upon Borrower by Lender to so endorse, and (c) exercisable in Lender’s name or Borrower’s name. Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Lender shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

SECTION 6.4. COLLECTIONS AND RECEIPT OF PROCEEDS BY LENDER. Borrower hereby constitutes and appoints Lender, or Lender’s designated agent, as Borrower’s attorney-in-fact to exercise, at any time after the occurrence and during the continuance of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Debt:

(a)       to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in Lender’s name or Borrower’s name, any and all of Borrower’s cash, instruments, chattel paper, documents, Proceeds of Receivables, Proceeds of Inventory, collection of Receivables, and any other writings relating to any of the Collateral;

(b)       to transmit to Account Debtors, on any or all of Borrower’s Receivables, notice of assignment to Lender of its security interest therein and to request from such Account Debtors at any time, in Lender’s name or in Borrower’s name, information concerning Borrower’s Receivables and the amounts owing thereon;

(c)       to transmit to purchasers of any or all of Borrower’s Inventory, notice of Lender’s security interest therein, and to request from such purchasers at any time, in Lender’s name or in Borrower’s name, information concerning Borrower’s Inventory and the amounts owing thereon by such purchasers;

(d)       to notify and require Account Debtors on Borrower’s Receivables and purchasers of Borrower’s Inventory to make payment of their indebtedness directly to Lender;

(e)       to take or bring, in Lender’s name or Borrower’s name, all steps, actions, suits, or proceedings deemed by Lender necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and

(f)       to accept all collections in any form relating to the Collateral, including remittances which may reflect deductions, and to apply them as a payment against the Note or any other Debt.

SECTION 6.5. USE OF INVENTORY AND EQUIPMENT. Until an Event of Default shall occur and be continuing and Lender has given notice to Borrower to the contrary, Borrower may (a) retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its property consisting solely of Inventory in the ordinary course of business; provided, however, that a sale or lease in the ordinary course of business does not include a transfer in partial or total satisfaction of an Indebtedness, except for transfers in satisfaction of partial or total purchase money prepayments by a buyer in the ordinary course of Borrower’s business; and (c) use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on Borrower’s business.

ARTICLE VII. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that the statements set forth in this Article VII are true, correct and complete.

SECTION 7.1. EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATION. Each Company is a corporation or limited liability company, duly formed, validly existing, and in good standing under the laws of its state (or country) of formation and is duly qualified and authorized to do business and is in good standing as a foreign entity all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary. The Company’s Securities Filings list the Company’s significant shareholders. Except as set forth in Schedule 7.1 hereto, no Company has, at any time during the period of five (5) consecutive years ending on the date of this Agreement, used or done business under, or been known among creditors by, any name other than the name of such Company set forth in such Company’s articles of incorporation/articles of formation (or charter equivalent documents). Borrower has no Subsidiaries other than a dormant wholly-owned limited liability company named The Joint Corporate Unit No. 1, LLC .

SECTION 7.2. CORPORATE AUTHORITY. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which Borrower is a party have been duly authorized and approved by Borrower’s directors and are the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or general principles of equity. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 of this Agreement) upon any assets or property of Borrower under the provisions of Borrower’s articles of incorporation, by-laws or any agreement.

SECTION 7.3. COMPLIANCE WITH LAWS. Each Company:

(a)       holds all material permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws relating thereto;

(b)       is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to occupational safety and health, and equal employment practices, except where such non-compliance would not have a Material Adverse Effect; and

(c)       is not in violation of or in default in any material respect under any agreement to which it is a party or by which its assets are subject or bound.

SECTION 7.4. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. No Company has any rights in or any power to transfer rights in any Commercial Tort Claim except for any such claim described on Schedule 7.4 to this Agreement or in any security agreement executed and delivered to Lender by such Company after the date of this Agreement as pursuant to this Agreement or another Related Writing. Except as disclosed on Schedule 7.4 hereto or in the Company’s Securities Filings, as to any of which, would not reasonably be expected to have a Material Adverse Effect, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining.

SECTION 7.5. LOCATION. Schedule 7.5 hereto sets forth, for Borrower, as of the date hereof:

(a)       the location of each if its chief executive offices existing during the period of five (5) consecutive years ending upon and including the date of this Agreement;

(b)       each location (excluding Borrower’s operating clinics) at which Borrower has maintained, at any time during the period of five (5) consecutive years ending upon and including the date of this Agreement, a place of business, and each location at which Borrower has kept any goods or any records concerning its Receivables during such period;

(c)       the name and address of each Person (other than Borrower) having possession of any goods of Borrower, and a description of the goods in such person’s possession.

SECTION 7.6. TITLE TO ASSETS. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.

SECTION 7.7. LIENS AND SECURITY INTERESTS. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement outstanding covering any personal property of any Company, other than a financing statement in favor of Lender, if any; (b) there is no mortgage outstanding covering any real property of any Company, other than a mortgage in favor of Lender, if any; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind other than any security interest or Lien that may be granted to Lender. Lender has a valid and enforceable first security interest in the Collateral. No Company has entered into any contract or agreement that exists on or after the Closing Date that would prohibit Lender from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company, except for contracts or agreements of the type contemplated in Section 5.8(d).

SECTION 7.8. INVESTMENT ACCOUNTS. Schedule 7.8 hereof sets forth, as of the date hereof, for each Company, the name of each Person by which there is maintained, or with which there is maintained, any Commodity Account, Deposit Account, or Securities Account in which such Company has rights or the power to transfer rights, the title and account number of each such Commodity Account, Deposit Account or Securities Account. Borrower has furnished to Lender a true and complete copy of each agreement relating to any Commodity Account, Deposit Account, or Securities Account set forth in Schedule 7.8, including, without limitation, any agreement between the Person by which or with which such Commodity Account, Deposit Account, or Securities Account, as the case may be, is maintained, and any Company that has rights or the power to transfer rights therein, together with a true and complete copy of the most recent account statement relating thereto.

SECTION 7.9. REAL PROPERTIES. Schedule 7.9 hereof sets forth, as of the date hereof the address or tax parcel number of each parcel of real property (excluding the Company’s operating clinics) in which any Company has any estate or interest, together with a description of the estate or interest (e.g., fee simple, leasehold, etc.) held by such Company. No Company owns any real property. No Company has entered into any leases, subleases or other arrangements for occupancy of space within such parcel, other than the Company’s leases for operating clinics and the leases described in Schedule 7.9 hereof, and Borrower has delivered to Lender a true, correct and complete copy of each lease, sublease, or other arrangement so described in Schedule 7.9. Each lease, sublease, or other arrangement in Schedule 7.9 hereof, is in full force and effect, and, except as disclosed in Schedule 7.9 hereof, or as otherwise disclosed to Lender in writing after the date hereof, there is not continuing any material default on the part of any such each lease, sublease, or other arrangement.

SECTION 7.10. LETTERS OF CREDIT. Schedule 7.10 hereof sets forth, as of the date hereof, for each Company, the number and available amount of each letter of credit under which any Company is a beneficiary, and the name and address of each issuer and each confirmer, if any, of each such letter of credit.

SECTION 7.11. TAX RETURNS. All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current Fiscal Year.

SECTION 7.12. ENVIRONMENTAL LAWS. Each Company is in material compliance with any and all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the knowledge of each Company, threatened, against any Company, any real property in which any Company holds an interest or any past or present operation of any Company which would reasonably be expected to have a Material Adverse Effect. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred on, under or to any real property in which any Company holds any interest or performs any of its operations that would reasonably be expected to result in a Material Adverse Effect. As used in this Section, “litigation or proceeding” means any written demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person.

SECTION 7.13. CONTINUED BUSINESS. There exists no actual, pending, or, to Borrower’s knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of the Companies taken as a whole and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of the Companies taken as a whole, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent the Companies from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

SECTION 7.14. EMPLOYEE BENEFITS PLANS. No ERISA Event has occurred or is expected to occur which would reasonably be expected to have a Material Adverse Effect. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan that presents a risk of the imposition of material liability on a Company or of the imposition of a Lien on the assets of a Company. The liability of each Controlled Group member with respect to each such ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under any such ERISA Plan. With respect to each ERISA Plan established or maintained by a Company that is intended to be qualified under Code Section 401(a), (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a) in all material respects; (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the “remedial amendment period” available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (c) the ERISA Plan and any associated trust have received a favorable determination or opinion letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) in all material respects and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described “remedial amendment period” has not yet expired; (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described “remedial amendment period”; and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the “accumulated benefit obligation” of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, “Employers’ Accounting for Pensions”) does not exceed the fair market value of Pension Plan assets. No ERISA Plan is a Pension Plan that is subject to Title IV of ERISA or to the minimum funding requirements of Code Section 412 or ERISA Section 302.

SECTION 7.15. CONSENTS OR APPROVALS. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by Borrower in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

SECTION 7.16. SOLVENCY. Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to Lender. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Lender. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it will be an unreasonably small amount of capital, taking into consideration the obligations to Lender incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

SECTION 7.17. FINANCIAL STATEMENTS. FINANCIAL STATEMENTS. The September 30, 2016 internally prepared financial statements of Borrower and the December 31, 2015 financial statements of Borrower, furnished to Lender, are true and complete in all material respects, have been prepared in accordance with GAAP, except for normal year-end adjustments and the absence of complete footnotes with respect to the September 30, 2016 financial statements, and fairly present Borrower’s financial condition as of the dates of such financial statements and the results of its operations for the periods then ending. Since the dates of such statements, there has been no Material Adverse Effect or any material change in Borrower’s accounting procedures.

SECTION 7.18. REGULATIONS. Borrower is not engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Revolving Loan (or any conversion thereof) nor the use of the proceeds of any Revolving Loan will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.

SECTION 7.19. MATERIAL AGREEMENTS. Except as disclosed on Schedule 7.19 hereto or in the Company’s Securities Filings, no Company is a party to any (a) debt instrument; (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any Inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its “Affiliates” (as such term is defined in the Securities Exchange Act of 1934, as amended); (e) management or employment contract or contract for personal services with any of its Affiliates which is not otherwise terminable at will or on less than ninety (90) days’ notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement which, as to subsections (a) through (f), above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

SECTION 7.20. INTELLECTUAL PROPERTY. Each Company owns, possesses, or has the right to use all of the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known material conflict with the rights of others.

SECTION 7.21. INSURANCE. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with persons engaged in the same businesses as the Companies. Schedule 7.21 hereto sets forth all insurance carried by the Companies, setting forth in detail the amount and type of such insurance.

SECTION 7.22. ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by Borrower, there is no known fact that any Company has not disclosed to Lender that has or is likely to have a Material Adverse Effect.

SECTION 7.23. DEFAULTS. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

ARTICLE VIII. EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default hereunder:

SECTION 8.1. PAYMENTS. If the principal of or interest on the Note or any commitment or other fee shall not be paid in full within three (3) Business Days of the date that such payment is due and payable.

SECTION 8.2. SPECIAL COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe Sections 5.7, 5.8, 5.9, 5.11, 5.12, 5.16, 5.17 or 5.18 hereof.

SECTION 8.3. OTHER COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 8.1 or 8.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company’s or such Obligor’s part, as the case may be, to be complied with, and that Default shall not have been fully corrected within thirty (30) days after written notice from Lender to Borrower of such failure or omission.

SECTION 8.4. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company or any Obligor to Lender or any other holder of the Note, shall be false or erroneous in any material respect.

SECTION 8.5. CROSS DEFAULT. If any Company or any Obligor shall default in the payment of principal or interest due and owing upon any obligation for borrowed money in excess of $25,000 beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity; provided, however, that no such Company or Obligor shall be obligated to pay or perform any such obligation to the extent that such obligation is disputed by such Company or Obligor and such Company or Obligor pursues resolution of such dispute with appropriate diligence.

SECTION 8.6. ERISA DEFAULT. The occurrence of one or more ERISA Events that (a) Lender reasonably determines is likely to have a Material Adverse Effect, or (b) results in a Lien on any of the material assets of any Company.

SECTION 8.7. CHANGE IN CONTROL. If a Change in Control shall occur.

SECTION 8.8. MONEY JUDGMENT. A final judgment or order for the payment of money in an amount in excess of $25,000 shall be rendered against any Company or any Obligor by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired.

SECTION 8.9. MATERIAL ADVERSE CHANGE. There shall have occurred any condition or event that Lender determines has or is reasonably likely to have a Material Adverse Effect.

SECTION 8.10. VALIDITY OF LOAN DOCUMENTS. (a) Any material provision of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against Borrower or any Guarantor of Payment; (b) the validity, binding effect or enforceability of any Loan Document against Borrower or any Guarantor of Payment shall be contested by any Company or any other Obligor; (c) Borrower or any Guarantor of Payment shall deny that it has any or further liability or obligation thereunder; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Lender the material benefits purported to be created thereby.

SECTION 8.11. SOLVENCY. If any Company or any Obligor shall (a) discontinue business, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, provided if an involuntary bankruptcy, if unstayed for a period of sixty (60) days, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.

ARTICLE IX. REMEDIES UPON DEFAULT

Notwithstanding any contrary provision or inference herein or elsewhere,

SECTION 9.1. OPTIONAL DEFAULTS. If any Event of Default referred to in Section 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9 or 8.10 hereof shall occur and be continuing, Lender shall have the right, in its discretion, to give written notice to Borrower, to:

(a)       terminate or reduce the Revolving Credit Commitment and the credits hereby established, if not previously terminated, and, immediately upon such election, the obligation of Lender to make any further Revolving Loan hereunder immediately shall be terminated or reduced, and/or

(b)       accelerate the maturity of all of the Debt (if the Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

SECTION 9.2. AUTOMATIC DEFAULTS. If any Event of Default referred to in Section 8.11 hereof shall occur:

(a)       all of the Revolving Credit Commitment and the credits hereby established shall automatically and immediately terminate, if not previously terminated, and Lender thereafter shall not be under any obligation to grant any further Revolving Loan hereunder, and

(b)       the principal of and interest then outstanding on the Note, and all of the Debt, shall thereupon become and thereafter be immediately due and payable in full (if the Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

SECTION 9.3. OFFSETS. If there shall occur or exist any Event of Default referred to in Section 8.11 hereof or if the maturity of the Note is accelerated pursuant to Section 9.1 or 9.2 hereof, Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to Lender, whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by Lender to or for the credit or account of Borrower, all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower, provided that Lender shall have no right to offset any deposit balances in accounts held for the benefit of employees of Borrower.

SECTION 9.4. COLLATERAL. Upon the occurrence of an Event of Default and at all times thereafter until such Event of Default has been waived, Lender may require Borrower to assemble the Collateral, which Borrower agrees to do, and make it available to Lender at a reasonably convenient place to be designated by Lender. Lender may, with or without notice to or demand upon Borrower and with the aid of legal process, to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to Borrower. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Borrower personally or any other Person or property, all of which Borrower hereby waives, and upon such terms and in such manner as Lender may deem advisable, Lender, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time. No prior notice need be given to Borrower or to any other Person in the case of any sale of Collateral which Lender determines to be perishable or to be declining speedily in value or which is customarily sold in any recognized market, but in any other case Lender shall give Borrower not fewer than ten (10) days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Borrower hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by Liens having precedence over this Agreement, Lender may apply the net proceeds of each such sale to or toward the payment of the Debt, whether or not then due, in such order and by such division as Lender, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to Borrower, and Borrower shall remain liable for any deficiency. Lender shall at all times during the continuance of an Event of Default have the right to obtain new appraisals of Borrower or the Collateral, the cost of which shall be paid by Borrower. If Lender sells, leases, licenses, or otherwise disposes of any Collateral of Borrower on credit, then, and in each such case, Borrower will be credited only with payments actually received by Lender and, if any Person obligated to make any payment for any Collateral of Borrower does not make such payment when due, Lender may thereafter sell, lease, license, or otherwise dispose of such Collateral of Borrower. In connection with any sale or other disposition of any Collateral of Borrower, Lender, shall have the right, but no duty, to disclaim warranties of title, possession, quiet enjoyment, and the like, and Lender shall have the right to comply with any applicable requirements of law (whether federal, state, local, or otherwise), and no such disclaimer or compliance shall be considered to have adversely affected the commercial reasonableness of any such sale or other disposition.

ARTICLE X. MISCELLANEOUS

SECTION 10.1. NO WAIVER; CUMULATIVE REMEDIES; RELATIONSHIP OF PARTIES. No omission or course of dealing on the part of Lender or the holder of the Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held under any of the Loan Documents or by operation of law, by contract or otherwise. Nothing contained in this Agreement and no action taken by Lender pursuant hereto shall be deemed to constitute Borrower and Lender a partnership, association, joint venture or other entity. The relationship between Borrower and Lender with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditor, respectively, and Lender shall have no fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

SECTION 10.2. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 10.3. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, or if to Lender, mailed or delivered to it, addressed to the address of Lender specified on the signature pages of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Borrower to Lender pursuant to any of the provisions hereof shall not be effective until received by Lender.

SECTION 10.4. COSTS, EXPENSES AND TAXES. Subject to the limitations contained herein, Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Lender, and all Related Expenses, including but not limited to, (a) administration, travel and out-of-pocket expenses, including but not limited to reasonable attorneys’ fees and expenses not to exceed $10,000, of Lender in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) the reasonable fees and out-of-pocket expenses of special counsel for Lender, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto which, together with the fees and expenses paid by Borrower under clause (a) of this section, shall not exceed $10,000, and (c) all costs and expenses, including reasonable attorneys’ fees, in connection with the restructuring or enforcement of the Debt, this Agreement or any Related Writing. Borrower acknowledges that this Credit Agreement and the other Loan Documents constitute a “contract of indebtedness” containing a commitment to pay reasonable attorneys’ fees that arises in connection with the enforcement of a contract of indebtedness in accordance with Ohio Revised Code § 1301.21. In addition, Borrower shall pay any and all reasonable field examination fees, stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of any Loan Document, and the other instruments and documents to be delivered hereunder, and agrees to hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

SECTION 10.5. INDEMNIFICATION. Borrower agrees to defend, indemnify and hold harmless Lender (and its affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys’ fees), or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Lender in connection with any investigative, administrative or judicial proceeding (whether or not Lender shall be designated a party thereto) or any other claim by any Person relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of the Revolving Loans or any of the Debt, or any activities of any Company or any Obligor or any of their respective affiliates; provided that Lender shall not have the right to be indemnified under this Section 10.5 for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.5 shall survive any termination of this Agreement.

SECTION 10.6. BINDING EFFECT; ASSIGNMENT. This Agreement shall become effective when it shall have been executed by Borrower and Lender and thereafter shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

SECTION 10.7. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, the Note and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower and Lender shall be governed by Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 10.8. SEVERABILITY OF PROVISIONS; CAPTIONS; ATTACHMENTS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

SECTION 10.9. ENTIRE AGREEMENT. This Agreement, the Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

SECTION 10.10. RULE OF CONSTRUCTION. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

SECTION 10.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

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SECTION 10.12. JURY TRIAL WAIVER. BORROWER AND LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER AND LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THE NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWER AND LENDER.

Address:	16767 N. Perimeter Dr., Ste. 240	THE JOINT CORP.
Scottsdale, Arizona 85260
	Attention: Peter D. Holt	By:	/s/ Peter D. Holt
Peter D. Holt
		Title:	Chief Executive Officer

Address:	6140 Parkland Blvd., Ste. 300	TOWER 7 PARTNERSHIP LLC
Mayfield Hts., Ohio 44124
	Attention: Sean O’Brien, Esq.	By:	/s/ Joseph E. LoConti
		Name:	Joseph E. LoConti
		Title:	Manager, Tower 1 Partnership, LLC

[Signature Page to Credit and Security Agreement]

EXHIBIT A

REVOLVING CREDIT NOTE

$5,000,000	Cleveland, Ohio
January __, 2016

FOR VALUE RECEIVED, the undersigned, THE JOINT CORP., a Delaware corporation (“Borrower”), promises to pay, on the last day of the Revolving Credit Commitment Period, as defined in the Credit and Security Agreement (as hereinafter defined), to the order of Tower 7 Partnership LLC, an Ohio limited liability company (“Lender”), at its office at 6140 Parkland Blvd., Suite 300, Mayfield Heights, Ohio 44124, or at such other place as Lender shall designate, the principal sum of

FIVE MILLION 00/100	DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans made by Lender to Borrower pursuant to Section 2.1 of the Credit and Security Agreement, whichever is less, in lawful money of the United States of America, at such times and in such manner as provided in Section 2.1 of the Credit and Security Agreement. As used herein, “Credit and Security Agreement” means the Credit and Security Agreement dated as of December __, 2016, between Borrower and Lender, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit and Security Agreement.

Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1 of the Credit and Security Agreement. Such interest shall be payable on each date provided for in Section 2.1; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit and Security Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds. In the event of a failure to pay interest or principal in respect of any regularly scheduled payment (not including the entire balance hereof upon maturity or earlier demand), when the same becomes due, Lender may collect and Borrower agrees to pay a late charge of an amount equal to five percent (5%) of the amount of such late payment.

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This Note is the Revolving Credit Note referred to in the Credit and Security Agreement. Reference is made to the Credit and Security Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit and Security Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Lender’s attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Lender.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has signed this Revolving Credit Note as of the date first written above.

THE JOINT CORP.

By:
Name:
Title:

“WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.”

[Signature Page to Revolving Credit Note]

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